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                               IAC CAPITAL TRUST
                        CONSENT OF INDEPENDENT AUDITORS

                                  Exhibit 23.3

We consent to the use of our report dated February 1, 1999 with respect to the financial statements of IAC Capital Trust included in this Annual Report on Form 10-K/A of IAC Capital Trust.


Newport Beach, California
April 30, 1999